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                                                                   Exhibit 10.11

ACK00AC1
October 14, 1993

                           NATIONAL DENTEX CORPORATION

                         EMPLOYEES' STOCK PURCHASE PLAN

              Adopted by the Board of Directors as of May 22, 1992

     1. Purpose of the Plan. The Plan is intended to encourage ownership of Common Stock by employees of the Company and to provide additional incentive for employees to promote the success of the business of the Company by enabling Eligible Employees to purchase shares of Common Stock at a discount from market value through a payroll deduction program. Any Eligible Employee who wishes to participate in the Plan may authorize the Company to withhold a percentage of his or her Gross Compensation (not to exceed the maximum percentage specified by the Company) through payroll deductions, for a specified period of time, and, at the end of such period, use such accumulated payroll deductions to purchase shares of Common Stock of the Company. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     2. Definitions. As used in the National Dentex Corporation Employees' Stock Purchase Plan, the following terms shall have the meanings respectively assigned to them below:

     (a) Beneficiary means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

     (b) Board means the Board of Directors of the Company.

     (c) Code means the Internal Revenue Code of 1986, as amended.

     (d) Company means National Dentex Corporation, a Massachusetts corporation.

     (e) Common Stock means the Common Stock, $.01 par value, of the Company.

     (f) Eligible Employee means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Grant Date.

     (g) Exercise Date means a date not less than six months and not more than one year after a Grant Date, as determined by the Board, on which Options must, if ever, be exercised.

     (h) Grant Date means a date specified by the Board on which Options are to be granted to Eligible Employees.

     (i) Gross Compensation means base compensation plus commissions, overtime pay and cash bonuses.

     (j) Market Value means, as of a particular date, the last sale price of the Common Stock if such Common Stock is reported on a stock exchange, or if not so reported, the average of bid and asked prices of the Common Stock last quoted by NASDAQ in the over-the-counter market on such date.

     (k) Membership Agreement means an agreement whereby an Optionee authorizes the Company to withhold payroll deductions from his or her Gross Compensation.

     (l) 1934 Act means the Securities Exchange Act of 1934, as amended.

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October 14, 1993

1    (m) Option means an option to purchase Option Shares granted under the
Plan.

     (n) Option Shares means shares of Common Stock purchasable under an Option.

     (o) Optionee means an Eligible Employee to whom an Option is granted.

     (p) Plan means this National Dentex Corporation Employees' Stock Purchase Plan, as the same may be amended from time to time.

     (q) Rule 16b-3 means Rule 16b-3 promulgated under Section 16 of the 1934 Act, as amended.

     (r) Section 16 means Section 16 of the 1934 Act, as amended.

     3. Term of the Plan. The Plan shall become effective on July 1, 1992 and shall terminate on July 1, 2002, unless sooner terminated by the Board pursuant to Section 5 hereof.

     4. Administration of the Plan. The Plan shall be administered by the Board, which annually shall determine whether to grant Options under the Plan, shall specify which dates shall be Grant Dates and Exercise Dates, and shall fix the respective maximum percentages of each Optionee's Gross Compensation which may be withheld for the purpose of purchasing Option Shares, provided that such percentage shall not exceed ten percent of such Optionee's Gross Compensation. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     The Board may appoint a committee of three or more directors, who shall each serve at the pleasure of the Board, to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. The Board, in its sole and absolute discretion, may designate any or all of the functions specified herein regarding administration of the Plan to such committee.

     With respect to an Optionee subject to Section 16 (a "Section 16 Optionee"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successors). To the extent any provision of the Plan or action by the Board with respect to the Plan fails to so comply, it shall be deemed null and void.

     5. Termination and Amendment of Plan. The Board may terminate or amend the Plan at any time; provided, however, that no amendment, unless approved by the holders of a majority of the issued and outstanding shares of Common Stock, shall be effective if it would cause the Plan to fail to satisfy the requirements of Rule 16b-3 (or its successors); and, provided further, that (i) any increase in the aggregate number of shares that may be issued under the Plan, other than an increase merely reflecting a capital change referred to in
Section 9.8, and (ii) any change in the designation of corporations whose employees may be offered Options (other than a change designating as a participating corporation any corporation that becomes a parent or subsidiary corporation of the Company, within the meaning of Code Section 424(e) and (f), after the adoption of the Plan), must, in order to be effective, be approved by a majority of the issued and outstanding shares of Common Stock. No termination of or amendment to the Plan may adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment.

     6. Shares of Stock Subject to the Plan. No more than an aggregate of 100,000 shares of Common Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with Section 9.8. Option Shares may be either shares of Common Stock


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which are authorized but unissued or shares of Common Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Option Shares shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Common Stock sufficient to satisfy such Options and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Common Stock as contemplated by Section 9.8, the number of Option Shares reserved and kept available by the Company shall be appropriately adjusted.

     7. Persons Eligible to Receive Options. Each employee of the Company shall be granted an Option on each Grant Date on which such employee meets all of the following requirements:

     (a) The employee has completed at least two years of continuous employment with the Company. Employment shall include any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or contract.

     (b) The employee is customarily employed by the Company for more than 20 hours per week and for more than five months per calendar year.

     (c) The employee will not, immediately after grant of the Option, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this paragraph (c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     (d) Upon grant of the Option, the employee's rights to purchase Common Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company will not accrue at a rate which exceeds $25,000 of fair market value of the Common Stock (determined as of the Grant Date for such Option) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase Common Stock shall be determined in accordance with Section 423(b)(8) of the Code.

     8. Dates for Granting Options. Options shall be granted on each date designated by the Board as a Grant Date.

     9. Terms and Conditions of Options.

     9.1. General. All Options granted on a particular Grant Date shall comply with the terms and conditions set forth in Sections 9.3 through 9.13, and each Option shall be identical except as to the number of Option Shares, which shall be determined in accordance with Section 9.2.

     9.2. Number of Shares. The maximum number of Option Shares shall be an amount equal to the amount of the Optionee's Gross Compensation permitted to be withheld during the period running from the Grant Date to the Exercise Date, divided by the purchase price determined in accordance with Section 9.3. The number of Option Shares shall further limited by the amount of payroll deductions actually withheld as of the Exercise Date.

     9.3. Purchase Price. For Optionees who are not subject to Section 16, the purchase price of Option Shares shall be 85 percent of the lesser of (a) the Market Value of the Common Stock as of the Grant Date, or (b) the Market Value of the Common Stock as of the Exercise Date. For Section 16 Optionees, the purchase price of Option Shares shall be 85 percent of the average of (i) the Market Value of the Common Stock as of the Grant Date and (ii) the Market Value of the Common Stock as of the Exercise Date.


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     9.4. Restrictions on Transfer. Options may not be transferred otherwise than by will or under the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Code, or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

     9.5. Expiration. Each Option shall expire at the close of business on the Exercise Date for such Option or on such earlier date as may result from the operation of Section 9.6.

     9.6. Termination of Employment of Optionee. If an Optionee ceases for any reason, voluntary or involuntary (other than death or retirement), to be continuously employed by the Company, his or her Options shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned by the Company with interest pursuant to Section 9.13. For purposes of this Section 9.6, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the 91st day of such leave of absence.

     9.7. Retirement or Death of Optionee. If an Optionee retires or dies, the Optionee or, in the case of death, his or her Beneficiary, shall be entitled to withdraw the Optionee's accumulated payroll deductions with interest pursuant to
Section 9.13, or to purchase Option Shares on the Exercise Date to the extent that the Optionee would have been so entitled had he or she continued to be employed by the Company. The number of Option Shares purchasable shall be limited by the amount of the Optionee's accumulated payroll deductions as of the date of his or her retirement or death. Accumulated payroll deductions not withdrawn or applied to the purchase of Option Shares shall be delivered by the Company to the Optionee or Beneficiary, as the case may be, with interest pursuant to Section 9.13, within a reasonable time after the Exercise Date.

     9.8. Capital Changes Affecting the Stock. In the event that, between the Grant Date and the Exercise Date of an Option, a stock dividend is paid or becomes payable in respect of the Common Stock or there occurs a split-up or contraction in the number of shares of Common Stock, the number of Option Shares and the price to be paid for each Option Share shall be proportionately adjusted. In the event that, after the Grant Date, there occurs a reclassification or change of outstanding shares of Common Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Board may, in its discretion, (i) accelerate the Exercise Date of any Options outstanding, or (ii) terminate any such outstanding Options. Unless terminated in accordance with this section, Optionees shall be entitled on the Exercise Date to receive shares of stock or other securities equivalent in kind and value to the shares of Common Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Exercise Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Common Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee holding such Option shall have the right to exercise his or her Option prior to such dissolution or liquidation.


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     9.9. Payroll Deductions; Withdrawal from Plan Prior to Exercise Date. Any
Eligible Employee who has completed at least two years of service with the Company, and who wishes to authorize payroll deductions for the purchase of Option Shares under the Plan, must complete and return to the personnel department of the Company at anytime on or before the Grant Date a Membership Agreement indicating the total percentage (which shall be a full integer between one and ten) of his or her Gross Compensation which is to be withheld each pay period, not to exceed the maximum percentage, if any, set by the Board in its discretion. Payroll deductions will commence as of the first Grant Date after receipt of such Membership Agreement by the personnel department. Prior to the Exercise Date, each Optionee shall, except as provided by Section 9.11(d) hereof, be permitted only once to (a) withdraw all or part of his or her accumulated payroll deductions, (b) discontinue payroll deductions, or (c) change the percentage of Gross Compensation withheld.

     9.10. Compliance with Rule 16b-3. The purchase of Option Shares under the Plan by a Section 16 Optionee shall be exempt from Section 16(b) of the 1934 Act If the Section 16 Optionee complies with the requirements of either subparagraph
(a) or (b) below.

     (a) Irrevocable Election. The Section 16 Optionee waives the right to withdraw from the Plan granted in Section 9.9, and makes an irrevocable election in the Membership Agreement to participate in the Plan on the terms and conditions set forth in the Membership Agreement at least six months prior to the Exercise Date. Optionees who make such an irrevocable election may change the terms of such Membership Agreement, but any such change will not take effect for six months.

     (b) Transactional Requirements.

          (1) Six-Month Holding Period. The Section 16 Optionee agrees to hold any Option Shares purchased under the Plan for at least six months from the date the Option Price for such Option Shares was fixed; and

          (2) Cessation of Participation. The Section 16 Optionee who (i) voluntarily decides to cease participation in the Plan (excluding a cessation necessitated by the limit on stock ownership and accrual restrictions imposed by the Code) or (ii) withdraws accumulated payroll deductions prior to the Exercise Date, may not participate in the Plan again for at least six months; provided, however, that the following shall not constitute a cessation of participation: (x) a decision to increase or decrease the amount of payroll deductions or (y) a decision to continue enrollment in the Plan at a more favorable basis price. A Section 16 Optionee may not authorize a nominal amount of payroll deductions to avoid the penalty for cessation provided for herein.

     9.11. Exercise of Options. On the Exercise Date the Optionee will be deemed to have exercised his or her Option and thereby purchased the number of Option Shares purchasable by his or her accumulated payroll deductions, provided that:

     (a) The number of Option Shares shall not exceed the number of shares the Optionee is entitled to purchase pursuant to Section 9.2.

     (b) If the total number of Option Shares which all Optionees have been deemed to purchase, together with any Option Shares already purchased under the Plan, exceeds the total number of shares of Common Stock subject to the Plan pursuant to Section 6, the number of Option Shares which each Optionee is deemed to have purchased shall be decreased PRO RATA based on the Optionee's accumulated payroll deductions with respect to such Option Shares in relation to all accumulated payroll deductions currently being withheld under the Plan with respect to such Option Shares.


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     (c) If the number of Option Shares includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

     (d) Notwithstanding the foregoing, any Optionee may notify the Company's payroll department in writing, not later than two weeks prior to the Exercise Date, that he or she elects not to exercise his or her Option in full or in part, and desires to receive that portion of his or her accumulated payroll deductions withheld under the Plan and not used to purchase Option Shares in the form of cash, with interest pursuant to Section 9.13, instead of Option Shares.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Option Shares are being purchased only for investment and without any present intention to sell or distribute such Option Shares if, in the opinion of counsel for the Company, such a representation is required by the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, and the rules and regulations promulgated thereunder.

     9.12. Delivery of Stock. Within a reasonable time after the Exercise Date, the Company shall deliver or cause to be delivered to each Optionee a certificate or certificates for the number of Option Shares purchased by such Optionee. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Optionee take any action in connection with the Option Shares, delivery of the certificate or certificates for such Option Shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of Option Shares for which he or she has not received a certificate.

     The Company shall have the right to impose restrictions on the transferability of Option Shares, and to place appropriate legends on all stock certificates setting forth any such restrictions on transferability of Option Shares instructing the transfer agent to notify the Company of any transfer of the Option Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Option Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder, the so-called state "blue sky" or securities laws, and the requirements of the National Association of Securities Dealers or of any stock exchange upon which the Shares may be listed (as the case may be), and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     9.13. Return of Accumulated Payroll Deductions. In the event that the Optionee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of Option Shares purchased, such amount, together with interest thereon at the rate of 6 percent, shall be returned within a reasonable time by the Company to the Optionee or the Beneficiary, as the case may be; PROVIDED, HOWEVER, that interest shall not be paid on any amount returned which is less than the purchase price of one Option Share for which such payroll deductions were withheld.


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AMENDMENT TO NATIONAL DENTEX CORPORATION 1992 EMPLOYEE'S STOCK PURCHASE PLAN

The first sentence of Section 6 of the Plan has been amended (effective as of Shareholder approval of the Amendment on April 4, 2000) to read in its entirety as follows: "No more than an aggregate of 200,000 shares of Common Stock may be issued or delivered pursuant to the exercise of options under the Plan, subject to adjustments made in accordance with Section 9.8."